Exhibit 107.1

CALCULATION OF FILING FEE TABLES

424(b)(5)

(Form Type)

Morphic Holding, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	Rule 457(r)	6,133,334	$ 45.00	$ 276,000,030.00	$0.00014760	$ 40,737.60
Total Offering Amounts					$ 276,000,030.00		$ 40,737.60
Total Fee Offsets							-
Net Fee Due							$ 40,737.60

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The shares being registered hereunder include such indeterminate number of additional shares of common stock of the Registrant, $0.0001 par value per share, that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction.